Exhibit 10.02

J. L. HALSEY CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

TABLE OF CONTENTS

1.	Purpose		1

2.	Definitions		1

3.	Administration		6

	(a)	Authority of the Committee	6
	(b)	Manner of Exercise of Committee Authority	7
	(c)	Limitation of Liability	7

4.	Stock Subject to Plan		7

	(a)	Overall Number of Shares Available for Delivery	7
	(b)	Application of Limitation to Grants of Awards	7
	(c)	Availability of Shares Not Delivered under Awards	8
	(d)	Stock Offered	8

5.	Eligibility; Per Person Award Limitations		8

6.	Specific Terms of Awards		8

	(a)	General	8
	(b)	Options	8
	(c)	Stock Appreciation Rights	9
	(d)	Restricted Stock	11
	(e)	Phantom Stock	12
	(f)	Bonus Stock and Awards in Lieu of Obligations	13
	(g)	Dividend Equivalents	13
	(h)	Other Stock-Based Awards	13

7.	Certain Provisions Applicable to Awards		14

	(a)	Stand-Alone, Additional, Tandem, and Substitute Awards	14
	(b)	Term of Awards	14
	(c)	Form and Timing of Payment under Awards; Deferrals	14
	(d)	Exemptions from Section 16(b) Liability	14
	(e)	Non-Competition Agreement	15

8.	Performance and Annual Incentive Awards		15

	(a)	Performance Conditions	15
	(b)	Performance Awards Granted to Designated Covered Employees	15
	(c)	Annual Incentive Awards Granted to Designated Covered Employees	17
	(d)	Written Determinations	18
	(e)	Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code	18

9.	Recapitalization or Reorganization		18

	(a)	Existence of Plans and Awards	18

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	(b)	Subdivision or Consolidation of Shares	18
	(c)	Corporate Restructuring	19
	(d)	Change in Control Price	20
	(e)	Non-Option Awards	20
	(f)	Additional Issuances	21
	(g)	Restricted Stock Awards	21

10.	General Provisions		21

	(a)	Transferability	21
	(b)	Taxes	23
	(c)	Changes to this Plan and Awards	23
	(d)	Limitation on Rights Conferred under Plan	23
	(e)	Unfunded Status of Awards	23
	(f)	Nonexclusivity of this Plan	23
	(g)	Payments in the Event of Forfeitures; Fractional Shares	24
	(h)	Severability	24
	(i)	Governing Law	24
	(j)	Conditions to Delivery of Stock	24

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J. L. HALSEY CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

1.             Purpose.  The purpose of the J. L. Halsey Corporation 2005 Equity-Based Compensation Plan (the “Plan”) is to provide a means through which J. L. Halsey Corporation, a Delaware corporation (the “Company”), and its subsidiaries (including any companies it may acquire) may attract and retain able persons as employees, directors and consultants of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company’s stock, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ.  A further purpose of this Plan is to provide such employees and directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.  Accordingly, this Plan primarily provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Stock Appreciation Rights, Phantom Stock Awards or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2.             Definitions.  For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)           “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b)           “Award” means any Option, SAR (including Limited SAR), Restricted Stock Award, Phantom Stock Award, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(c)           “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof.  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(d)           “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)           “Board” means the Company’s Board of Directors.

(f)            “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Delaware are authorized or obligated by law or executive order to close.

(g)           “Change in Control” means the occurrence of any of the following events:

(i)            The agreement to acquire or a tender offer that is accepted for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii)           Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

(iii)          Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)          Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination, the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination

(including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(v)           Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h)           “Change in Control Price” means the amount calculated in accordance with Section 9 of this Plan.

(i)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j)            “Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” as defined under section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code.

(k)           “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of this Plan.

(l)            “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(m)          “Effective Date” means May 6, 2005.

(n)           “Eligible Person” means all officers and employees, or prospective officers and employees, of the Company or of any Subsidiary, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company.  An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(p)           “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(q)           “Fair Market Value” means, for a particular day:

(i)            if shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(ii)           if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the OTC Bulletin Board (“OTCBB”) National Market System as of the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(iii)          if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the OTCBB National Market System (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by OTCBB (or, if not so reported, by the National Quotation Bureau Incorporated) as of the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(iv)          if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by OTCBB (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

(v)           if shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by OTCBB (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

For purposes of valuing Incentive Stock Options, the Fair Market Value of Stock shall be determined without regard to any restriction other than one that, by its terms, will never lapse.

(r)            “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(s)            “Incumbent Board” shall mean individuals who constitute the Board as of the Effective Date and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(t)            “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

(u)           “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(v)           “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(w)          “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(x)           “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(y)           “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(z)           “Phantom Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(aa)         “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of regulation 1.162-27 under section 162(m) of the Code.

(bb)         “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(cc)         “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(dd)         “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(ee)         “Stock” means the Company’s Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(ff)          “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(gg)         “Subsidiary” means with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.                                      Administration.

(a)           Authority of the Committee.  This Plan shall be administered by the Committee except to the extent the Board elects, in order to comply with Rule 16b-3 or for any other reason, to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.”  Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Phantom Stock Rights, or Restricted Stock Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Option that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code; (ix) subject to ratification by the Board, terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.  Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.  The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b)           Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify.  The Committee may appoint agents to assist it in administering this Plan.

(c)           Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan.  Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.                                      Stock Subject to Plan.

(a)           Overall Number of Shares Available for Delivery.  Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed 13,200,000 shares.

(b)           Application of Limitation to Grants of Awards.  No Award may be granted if (i) the number of shares of Stock to be delivered in connection with such Award exceeds (ii) the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)           Availability of Shares Not Delivered under Awards.  Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d)           Stock Offered.  The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board or the Committee may determine from time to time at its sole option.

5.                                      Eligibility; Per Person Award Limitations.  Awards may be granted under this Plan only to Eligible Persons.  In each fiscal year or 12-month period, as applicable, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards relating to more than 6,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 or (b) in the case of Awards not related to shares of Stock Awards with a value at the time of payment in excess of $5,000,000.

6.                                      Specific Terms of Awards.

(a)           General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify.  Except in cases in which the Committee is authorized to require other forms of consideration under this Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b)           Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)            Exercise Price.  Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Incentive Stock Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock on the date of grant of the Option or in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any Subsidiary 110% of the Fair Market Value per share of the Stock on the date of grant, and the exercise price per share of Stock subject to an Option other than an Incentive Stock Option shall not be less than the par value per share of the Stock (but may be less than the Fair Market Value of a share of the Stock on the date of grant).

(ii)           Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d).  In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii)          ISOs.  The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code.  Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification.  ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders.  Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time.  As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options is granted.  Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)           Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)            Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise or settlement thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise or settlement (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 2(h) hereof) over (B) the grant price of the SAR as determined by the Committee.

(ii)           Rights Related to Options.  A Stock Appreciation Right granted pursuant to an Option shall entitle a Participant, upon exercise or settlement, to surrender that Option or any portion thereof, to the extent unexercised or not settled, and to receive payment of an amount computed pursuant to Subsection 6(c)(ii)(B).  That Option shall then cease to be exercisable or settleable to the extent surrendered.  Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A)          A Stock Appreciation Right granted in connection with an Option shall be exercisable or settleable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(B)          Upon the exercise or settlement of a Stock Appreciation Right related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1)           the difference obtained by subtracting the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise or settlement of the Stock Appreciation Right, by

(2)           the number of shares as to which that Stock Appreciation Right has been exercised or settled.

(iii)          Right Without Option.  A Stock Appreciation Right granted independent of an Option shall be exercisable or settleable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right, which Award agreement shall comply with the following provisions:

(A)          Each Award agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

(B)          Each Award agreement shall state the time at which the Stock Appreciation Right will vest, the time the Stock Appreciation Right will be settled, or the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

(C)          Each Award agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised or settled.

(D)          Each Stock Appreciation Right shall entitle a Participant, upon exercise or settlement thereof, to receive payment of an amount determined by multiplying:

(1)           the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise or settlement of that Stock Appreciation Right, by

(2)           the number of shares as to which the Stock Appreciation Right has been exercised or settled.

(iv)          Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised or settled in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.  Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.  SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d)           Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)            Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.  Except to the extent restricted under the terms of this Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).  During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)          Certificates for Stock.  Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)          Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan.  Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)           Phantom Stock.  The Committee is authorized to grant Phantom Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)            Award and Restrictions.  Satisfaction of an Award of Phantom Stock shall occur upon expiration of the deferral period specified for such Phantom Stock by the Committee (or, if permitted by the Committee, as elected by the Participant).  In addition, Phantom Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  Phantom Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Phantom Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Phantom Stock), all Phantom Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock.

(iii)          Dividend Equivalents.  Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Phantom Stock shall be either (A) paid with respect to such Phantom Stock on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Phantom Stock and the amount or value thereof automatically deemed reinvested in additional Phantom Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f)            Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act.  Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.  In the case of any grant of Stock to an officer of the Company or a Subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)           Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)           Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries.  The Committee shall determine the terms and conditions of such Awards.  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).

7.                                      Certain Provisions Applicable to Awards.

(a)           Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary.  Such additional, tandem and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Phantom Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b)           Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(c)           Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control).  Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.  Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company.  This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(d)           Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant).

Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b).

(e)           Non-Competition Agreement.  Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its subsidiaries for a period after the termination of such Participant’s employment with the Company and its subsidiaries as determined by the Committee.

8.                                      Performance and Annual Incentive Awards.

(a)           Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

(b)           Performance Awards Granted to Designated Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i)            Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b).  Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)           Business and Individual Performance Criteria

(A)          Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards:  (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets, return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin or contribution margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (9) total stockholder return; (10) debt reduction; and (11) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.  One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(B)                               Individual Performance Criteria.  The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee.  If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii)                               Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee.  Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv)                              Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards.  The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof.  The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v)                                 Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant.  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this

Section 8(b).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)                                  Annual Incentive Awards Granted to Designated Covered Employees.  If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i)                                     Annual Incentive Award Pool.  The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards.  The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof.  The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii)                                  Potential Annual Incentive Awards.  Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards.  In the case of individual Annual Incentive Awards intended to qualify under section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.  In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii)                               Payout of Annual Incentive Awards.  After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant.  The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code.  The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d)                                 Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code.  The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e)                                  Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder.  Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year.  If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.                                      Recapitalization or Reorganization.

(a)                                 Existence of Plans and Awards.  The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)                                 Subdivision or Consolidation of Shares.  The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)                                     If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)                                  If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)                               Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments.  The Committee shall promptly give each Participant such a notice.

(iv)                              Adjustments under Subsections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.  No fractional interest shall be issued under the Plan on account of any such adjustments.

(c)                                  Corporate Restructuring.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.  Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall effect one or more of the following alternatives, which may vary among individual holders and which may vary among Options held by any individual holder: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and all rights of holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Options held by such holders (irrespective of whether such Options are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(d) (the “Change in Control Price”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding; provided, further, that the right to make such adjustments shall include, but not be limited to, the modification of an Option such that the holder of the Option shall be entitled to purchase or receive (in lieu of the total shares that the holder would otherwise be entitled to purchase or receive under the Option (the “Total Shares”)), the number of shares of stock, other securities, cash or property to which the Total Shares would have been entitled to in connection with the Change in Control, at an aggregate exercise price equal to the exercise price that would have been payable if the Total Shares had been purchased upon the exercise of the Option immediately before the consummation of the Change in Control.

(d)                                 Change in Control Price.  The “Change in Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows:  (i) the per share price offered to holders of the same class of Stock of the Company in any such merger or consolidation, (ii) the per share value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of the same class of Stock of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options.  In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(d) or Section 9(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e)                                  Non-Option Awards.  In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards.  In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(f)                                   Additional Issuances.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(g)                                  Restricted Stock Awards.  Plan provisions to the contrary notwithstanding, with respect to any Restricted Stock Awards outstanding at the time a Change in Control as described in Section 2(g) occurs, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Stock awarded to the holder pursuant to such Restricted Stock Award and then outstanding and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date.  Any action by the Committee pursuant to this Section 9(g) may vary among individual holders and may vary among the Restricted Stock Awards held by any individual holder.

10.                               General Provisions.

(a)                                 Transferability.

(i)                                     Permitted Transferees.  The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option, Stock Appreciation Right, Phantom Stock Award or Restricted Stock Award (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) after the Company’s initial registration of the Stock under section 12(b) or 12(g) of the Exchange Act, or authorize all or a portion of such Awards to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder.  Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(a)(i).

(ii)                                  Qualified Domestic Relations Orders.  An Option, Stock Appreciation Right, Phantom Stock Award or Restricted Stock Award (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) after the Company’s initial registration of the Stock under section 12(b) or 12(g) of the Exchange Act, may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)                               Other Transfers.  Except as expressly permitted by Subsections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution except that in the Committee’s discretion a Stock Appreciation Right, Phantom Stock Award (if such Stock Appreciation Right or Phantom Stock Award is not exercisable for Stock and not subject to the Participant’s or holder’s discretion as to the timing or method of payment) or Restricted Stock Award (if such Restricted Stock Award does not require the transfer of consideration by the Participant or the holder other than usual and customary service) may be transferable, however, not for consideration.  Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)                              Effect of Transfer.  Following the transfer of any Award as contemplated by Subsections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)                                 Procedures and Restrictions.  Any Participant desiring to transfer an Award as permitted under Subsections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws.  The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi)                              Registration.  To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b)                                 Taxes.  The Company and any Subsidiary is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c)                                  Changes to this Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(d)                                 Limitation on Rights Conferred under Plan.  Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e)                                  Unfunded Status of Awards.  This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f)                                   Nonexclusivity of this Plan.  Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code.  Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan.

No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(g)                                  Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration to the Company in exchange for such Award, the Participant shall be repaid the amount of such cash or other consideration.  No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)                                 Severability.  If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.  If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code.  With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i)                                     Governing Law.  All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j)                                    Conditions to Delivery of Stock.  Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.  At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or vesting of any Restricted Stock Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.  No Option or Stock Appreciation Right shall be exercisable and no restriction on any Restricted Stock Award shall lapse with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

FIRST AMENDMENT TO THE
J. L. HALSEY CORPORATION
2005 EQUITY BASED COMPENSATION PLAN

THIS FIRST AMENDMENT is effective May 6, 2005, and is made by J. L. Halsey Corporation, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, on May 6, 2005, the board of directors of the Company (the “Board”) adopted the J. L. Halsey Corporation 2005 Equity-Based Compensation Plan (the “Plan”);

WHEREAS, Section 3(a) of the Plan provides that the committee designated by the Board to administer the Plan (the “Committee”) shall administer the Plan except to the extent the Board elects to administer the Plan;

WHEREAS, Section 2(j) of the Plan defines the “Committee” as:

[A] committee of two or more directors designated by the Board to administer this Plan; provided, however, that unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” as defined under section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code.

WHEREAS, notwithstanding Section 2(j), the Board previously designated a single member of the Board to administer the Plan and the Plan has at all times been administered by such single person Committee; and

WHEREAS, the Board desires to amend the Plan, effective May 6, 2005, to clarify that the Committee may consist of a single member of the Board.

NOW, THEREFORE, Section 2(j) of the Plan is hereby amended in its entirety, effective May 6, 2005, to read as follows:

“Committee” means a committee of one or more directors designated by the Board to administer this Plan.

NOW, THEREFORE, be it further provided that, except as provided above, the Plan shall continue to be read in its current state.

IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer of the Company as of the date specified below and effective as set forth herein.

J. L. HALSEY CORPORATION,
a Delaware corporation

By:	/s/ David R. Burt

Name:	David R. Burt

Title:	President, Chief Executive Officer, Secretary and Treasurer

2

SECOND AMENDMENT TO THE

J. L. HALSEY CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

THIS SECOND AMENDMENT is made by Lyris, Inc., a Delaware corporation (the “Company”), to be effective upon ratification by the stockholders of the Company.

W I T N E S S E T H:

WHEREAS, on May 6, 2005, the board of directors of the Company (the “Board”) adopted the J. L. Halsey Corporation 2005 Equity-Based Compensation Plan, as amended on May 6, 2005 by the Board with the First Amendment to the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (collectively, the “Plan”);

WHEREAS, Section 4(a) of the Plan authorizes up to 13,200,000 shares available for awards under the Plan; and

WHEREAS, the Board desires to amend the Plan with this Second Amendment to the Plan (the “Second Amendment”), which shall be effective upon ratification by the stockholders of the Company to increase the number of shares available for awards under the Plan by 4,000,000 shares.

NOW, THEREFORE, Section 4(a) of the Plan is hereby amended in its entirety, effective upon ratification by the stockholders of the Company, to read as follows:

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed 17,200,000 shares.

NOW, THEREFORE, be it further provided that, this Second Amendment be presented to the stockholders of the Company for ratification at the Company’s 2008 annual meeting of stockholders.

NOW, THEREFORE, be it further provided that, except as provided above, the Plan shall continue to be read in its current state.

IN WITNESS WHEREOF, this Second Amendment has been executed by a duly authorized officer of the Company as of the date specified below and effective as set forth herein.

LYRIS, INC.,
a Delaware corporation

By:	/s/ Luis A. Rivera
Luis A. Rivera
Chief Executive Officer

2

THIRD AMENDMENT TO THE

J. L. HALSEY CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

THIS THIRD AMENDMENT is made by Lyris, Inc., a Delaware corporation (the “Company”), effective upon November 18, 2011.

W I T N E S S E T H:

WHEREAS, on May 6, 2005, the board of directors of the Company (the “Board”) adopted the J. L. Halsey Corporation 2005 Equity-Based Compensation Plan, as amended on May 6, 2005 by the Board with the First Amendment to the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (collectively, the “Plan”);

WHEREAS, Section 4(a) of the Plan authorizes up to 13,200,000 shares available for awards under the Plan;

WHEREAS, on May 13, 2009, the Section 4(a) of the Plan was amended to authorize an additional 4,000,000 shares available for awards under the Plan (the “Second Amendment to the Plan”); and

WHEREAS, on November 18, 2011, the Board approved to amend the Plan with this Third Amendment to the Plan (the “Third Amendment”), to increase the number of shares available for awards under the Plan by an additional 9,800,000 shares.

NOW, THEREFORE, Section 4(a) of the Plan is hereby amended in its entirety, effective upon ratification by the stockholders of the Company, to read as follows:

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed 27,000,000 shares.

NOW, THEREFORE, be it further provided that, except as provided above, the Plan shall continue to be read in its current state.

[Signature page follows]

IN WITNESS WHEREOF, this Third Amendment has been executed by a duly authorized officer of the Company as of the date first set forth above.

LYRIS, INC.,
a Delaware corporation

By:	/s/ Wolfgang Maasberg
Wolfgang Maasberg
Chief Executive Officer

2

FOURTH AMENDMENT TO THE

J. L. HALSEY CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

THIS FOURTH AMENDMENT is made by Lyris, Inc., a Delaware corporation (the “Company”), effective upon May 2, 2012.

W I T N E S S E T H:

WHEREAS, on May 6, 2005, the board of directors of the Company (the “Board”) adopted the J. L. Halsey Corporation 2005 Equity-Based Compensation Plan, as amended on May 6, 2005 by the Board with the First Amendment to the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (collectively, the “Plan”);

WHEREAS, Section 4(a) of the Plan authorizes up to 880,000 shares (split-adjusted) available for awards under the Plan;

WHEREAS, on May 13, 2009, Section 4(a) of the Plan was amended to authorize an additional 266,666 (split-adjusted) shares available for awards under the Plan (the “Second Amendment to the Plan”);

WHEREAS, on November 18, 2011, Section 4(a) of the Plan was amended to authorize an additional 653,334 (split-adjusted) shares available for awards under the Plan (the “Third Amendment to the Plan”); and

WHEREAS, on May 2, 2012, the Board approved to amend the Plan with this Fourth Amendment to the Plan (the “Fourth Amendment”), to increase the number of shares available for awards under the Plan by an additional 775,000 shares.

NOW, THEREFORE, Section 4(a) of the Plan is hereby amended in its entirety, effective upon ratification by the stockholders of the Company, to read as follows:

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed 2,575,000 shares.

NOW, THEREFORE, be it further provided that, except as provided above, the Plan shall continue to be read in its current state.

[Signature page follows]

IN WITNESS WHEREOF, this Fourth Amendment has been executed by a duly authorized officer of the Company as of the date first set forth above.

LYRIS, INC.,
a Delaware corporation

By:	/s/ Wolfgang Maasberg
Wolfgang Maasberg
Chief Executive Officer

2

THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE PROVISIONS OF THE COMPANY’S 2005 EQUITY-BASED COMPENSATION PLAN, AS AMENDED AND THIS AGREEMENT IS ENTERED INTO PURSUANT THERETO.  A COPY OF SUCH PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

LYRIS, INC.
2005 EQUITY-BASED COMPENSATION PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

                        , 20

Name & Address

Re: Grant of Stock Option

Dear                     :

The board of directors (the “Board”) of Lyris, Inc. (the “Company”) has adopted the Company’s 2005 Equity-Based Compensation Plan, as amended (the “Plan”) for certain employees of the Company and its Subsidiaries.  A copy of the Plan is being furnished to you concurrently with the execution of this Nonstatutory Stock Option Agreement (the “Option Agreement”) and shall be deemed a part of this Option Agreement as if fully set forth herein.  Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

11.          The Grant.  Subject to the conditions set forth below, the Company hereby grants to you, effective as of                          (“Grant Date”), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of                      shares of Stock of the Company (the “Option Shares”), at the Exercise Price (as hereinafter defined).  As used herein, the term “Exercise Price” shall mean a price equal to $         per share, subject to the adjustments and limitations set forth herein and in the Plan.  The Option granted hereunder is intended to constitute an Option which is not designed pursuant to section 422 of the Internal Revenue Code of 1986, as amended; however, you should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.

12.          Exercise.

(a)           For purposes of this Option Agreement, the Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares.”  The Option shall in all events terminate at the close of business on the tenth (10) anniversary of the date of this Option Agreement.  Subject to other terms and conditions set forth herein, the Option may be exercised in cumulative installments as follows:

[insert applicable vesting schedule]

[insert applicable acceleration, if any]

Option Shares shall constitute Vested Shares once they are exercisable.

(b)           Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement.  In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

(c)           Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check payable to the order of the Company in the full amount of the Exercise Price of the shares so purchased, or in such other manner as described in the Plan and approved by the Committee.

The terms and provisions of the employment agreement, if any, between you and the Company or any Subsidiary (the “Employment Agreement”) that relate to or affect the Option are incorporated herein by reference.  Notwithstanding the foregoing provisions of this Section 2, in the event of any conflict or inconsistency between the terms and conditions of this Section 2 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

13.          Termination of Employment.  Upon termination of your employment with the Company or any Subsidiary:

1.                                      in the case of Options that are held by you that are not exercisable as of your date of termination, such Options will be null and void upon the date of such termination; and

2.                                      in the case of Options that are exercisable as of immediately prior to your date of termination, such Options will be exercisable for a period of time that expires on the earlier to occur of (x) ninety (90) days from the date of termination or (y) the expiration of the Option in accordance with its terms.

Notwithstanding the foregoing:

2

(a)           in the case of termination of your employment with the Company or any Subsidiary due to death, your estate (or any Person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of your death) may, until the earlier of (x) the date that is one (1) year after the date of death or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares to which the Option relates;

(b)           in the case of termination of your employment with the Company or any Subsidiary due to your Disability, as determined in the sole discretion of the Committee and as defined in Section 15, you or your legal representative may, until the earlier of (x) the one hundred and eightieth (180) day after the date your employment was terminated or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares to which the Option relates;

(c)           in the case of termination of your employment by the Company or any Subsidiary for any reason other than Cause, as determined in the sole discretion of the Committee and as defined in Section 15, within one (1) year of a Change in Control or in the case of your resignation from the Company or any Subsidiary for Good Reason, as determined in the sole discretion of the Committee and as defined in Section 15, within one (1) year of a Change in Control, then any portion of the Option held by you as of the date of separation that is not yet exercisable but would, pursuant to Section 2(a), become exercisable over the twelve month period immediately following such termination, shall become exercisable as of the date of separation, and any portion of the Option held by you as of the date of separation that is exercisable (either as a result of this sentence or otherwise) shall be exercisable for a period of the lesser of (x) the remainder of the term of the Option or (y) the date which is one (1) year after the termination of employment; and

(d)           if you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the employ of or providing services for the Company, provided that rights to the Option Shares will be limited to the extent to which those rights were earned or vested when the leave or absence began.

Notwithstanding the foregoing provisions of this Section 3, in the event of any conflict or inconsistency between the terms and conditions of this Section 3 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

14.          Transferability.  Any rights or interests herein will be assignable or transferable by you only as provided in Section 10(a) of the Plan and by will or the laws of descent and distribution.

15.          Withholding Taxes.  The Committee may, in its discretion, require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s or its Subsidiary’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option.  In connection with the exercise of an Option requiring tax withholding, you may (a) direct the

3

Company to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (b) deliver to the Company sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation, which tax withholding obligation is based on the shares’ Fair Market Value as of the later of the date of exercise or the date as of which the shares of Stock issued in connection with such exercise become includable in your income; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations.  If you elect to use such a Stock withholding feature you must make the election at the time and in the manner that the Committee prescribes.  The Committee may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash.  In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Committee’s request, the amount of that deficiency in the form of payment requested by the Committee.

16.          Adjustments.  The terms of an Option shall be subject to adjustment from time to time, in accordance with the following provisions:

(a)           If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the number of shares of Stock (or other kind of securities) that may be acquired under the Option shall be increased proportionately and (ii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to the then outstanding Option shall be reduced proportionately, without changing the aggregate purchase price or value of the outstanding Option.

(b)           If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the number of shares of Stock (or other kind of shares or securities) that may be acquired under the Option shall be decreased proportionately; and (ii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to the Option shall be increased proportionately, without changing the aggregate purchase price or value of the outstanding Option.

(c)           Whenever the number of shares of Stock subject to the Option and the price for each share of Stock subject to the Option are required to be adjusted as provided in this Section 6, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to the Option after giving effect to the adjustments.  The Committee shall promptly give you such a notice.

(d)           Adjustments under this Section 6 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding,

4

and conclusive.  No fractional interest shall be issued under the Plan on account of any such adjustments.

17.          Notice.  All notices required or permitted under this Option Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Option Agreement and the Plan.  Until changed in accordance herewith, the Legal Department and the optionee specify their respective addresses as set forth below:

Legal Department:	Lyris, Inc.
103 Foulk Road, Suite 205-Q
Wilmington, Delaware 19803
Attention: Wolfgang Maasberg

Optionee:

18.          Information Confidential.  As partial consideration for the granting of this Option, you agree that you will keep confidential all information and knowledge that you have relating to the manner and amount of your participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or a financial institution to the extent that such information is necessary to obtain a loan.

19.          Furnish Information.  You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

20.          Company Records.  Records of the Company or its Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder.

21.          Successors.  This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

22.          Headings.  The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

23.          Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

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24.          Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

25.          Miscellaneous.

(a)           This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.  In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

(b)           This Option Agreement is not a contract of employment and the terms of your employment shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein.  Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Subsidiary to continue your employment, or (ii) on your part to remain in the employ of the Company or any Subsidiary.

(c)           This Option Agreement may be amended as provided in Section 10(c) of the Plan.

(d)           Definitions.

(i)            Cause shall have the meaning given such term in your Employment Agreement (if any) with the Company or a Subsidiary of the Company; provided, however, that if you do not have an Employment Agreement or such agreement does not define Cause, Cause shall mean, as determined by the Board or Committee in its sole discretion exercised in good faith, (A) your breach of any nondisclosure, noncompetition, or other agreement to which you and the Company are parties; (B) your commission of a felony or of a misdemeanor involving moral turpitude; (C) the participation by you in any fraud; (D) your dishonesty that is detrimental to the best interest of the Company; (E) the willful and continued failure by you to substantially perform your duties to the Company (other than any such failure resulting from your incapacity due to physical or mental illness) after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes you have not substantially performed your duties; or (F) the willful engagement by you in misconduct which is materially injurious to the Company, monetarily or otherwise.

(ii)           Disability shall have the meaning given such term in your Employment Agreement (if any) with the Company or a Subsidiary of the Company; provided, however, that if you do not have an Employment Agreement or it does not define Disability, Disability shall mean, as determined by the Board or Committee, a physical or mental impairment of sufficient severity that either you are unable to continue performing the duties you performed before such impairment for a period of 90 consecutive days or your condition entitles you to disability benefits under any insurance or employee benefit plan of the Company or its subsidiaries and that impairment or condition is cited by the Company as the reason for termination of your employment.

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(iii)          Good Reason shall have the meaning given such term in your Employment Agreement (if any) with the Company or a Subsidiary of the Company; provided, however, that if you do not have an Employment Agreement or the Employment Agreement does not define Good Reason, Good Reason shall mean, as determined by the Board or Committee in its sole discretion exercised in good faith, the occurrence of one or more of the following events: (A) breach by the Company of any provision of you Employment Agreement where such breach continues for a period of ten (10) days after written notice thereof by you; (B) the Company gives notice to you pursuant to the provisions of your Employment Agreement that the Company does not wish to extend the Employment Agreement and you resign before the expiration of the Employment Agreement; (C) relocation of your regular work address by more than fifty miles without your consent; or (D) any material adverse change in your job responsibilities, duties, functions, status, offices, title, prerequisites or support staff.  By way of example only and without limiting the applicability of the preceding clause, a material adverse change in your job responsibilities, functions and status would result from a demotion which significantly reduces your discretion and independent judgment within the Company or significantly reduces the number of employees subject to your authority.

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Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this Option Agreement.

Lyris, Inc.

By:
Name:
Title:

ACCEPTED:

Signature of Optionee

Name of Optionee

Date: ,

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LYRIS, INC.

2005 EQUITY-BASED COMPENSATION PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Unless otherwise defined herein, the terms defined in the Lyris, Inc. (f/k/a/ J. L. Halsey Corporation) (the “Company”) 2005 Equity-Based Compensation Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units) (hereinafter “RSU Agreement”).

Number of RSUs:

Date of Grant:

Vesting Commencement Date:                                         [                        ], which date is the Effective Date of the Employment Agreement between the Company and Participant (the “Employment Agreement”)

Expiration Date:                                                                                                                   The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date

Vesting Schedule:                                                                                                               Subject to the limitations set forth in this Notice, the Plan and the RSU Agreement, the RSUs will vest in accordance with the following schedule:  The RSUs will vest over four (4) years, with 25% of the total number of shares subject to the RSU vesting on the one-year anniversary of the Vesting Commencement Date  (the “First Vesting Date”) and, the remainder vesting in equal installments of 1/12 of the total number of shares subject to the RSU on each three-month anniversary (i.e., quarterly anniversary) of the First Vesting Date thereafter; provided, in each case that the Participant continues to be employed by the Company  or remains on the Board.

Notwithstanding the foregoing, in the event of certain separations from service from the Company or a Change in Control of the Company, the vesting of the RSUs will be accelerated as set forth in the Employment Agreement.

You understand that your employment or consulting relationship or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the RSU Agreement or the Plan changes the at-will nature of that relationship.  You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company.  You also understand that this Notice is subject to the terms and conditions of both the RSU Agreement and the Plan, both of which are incorporated herein by reference.  You have read both the RSU Agreement and the Plan.

PARTICIPANT	LYRIS, INC.

Signature:	By:

Print Name:	Its:

LYRIS, INC.

AWARD AGREEMENT (RESTRICTED STOCK UNITS) TO THE

LYRIS, INC. 2005 EQUITY-BASED COMPENSATION PLAN

Unless otherwise defined herein, the terms defined in the Lyris, Inc. (f/k/a/ J. L. Halsey Corporation) (the “Company”) 2005 Equity-Based Equity Compensation Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (the “Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.

1.             Settlement.  Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice.  Settlement of RSUs shall be in shares of Stock.

2.             Withholding and Net Issuance of the Shares.  When, under applicable tax laws, Participant incurs tax liability in connection with the vesting or settlement of any RSUs or issuance of Shares in connection therewith that is subject to tax withholding by the Company, the Company may satisfy the minimum tax withholding obligation on behalf of the Participant and shall withhold from the Shares to be issued, the number of Shares having a fair market value (determined on the date that the amount of tax to be withheld is determined) equal to the amount required to be withheld for income and employment taxes.

3.             No Stockholder Rights.  Unless and until such time as shares of Stock are issued in settlement of vested RSUs, Participant shall have no ownership of the shares of Stock allocated to the RSUs and shall have no right dividends or to vote such shares of Stock.

4.             Dividend Equivalents.   Dividends, if any (whether in cash or shares of Stock), shall not be credited to Participant.

5.             No Transfer.  The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

6.             Termination.  [Except as may be provided in the Participant’s Employment Agreement with the Company (the “Employment Agreement”)], if Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate.  In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

7.             U.S. Tax Consequences.  Participant acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the shares of Stock, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.  Upon vesting of the RSU, Participant will include in income the fair market value of the shares of Stock subject to the RSU.  The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law.  Upon disposition of the shares of Stock, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the shares of Stock are held for more than one year from the date of settlement.  Further, an RSU may be considered a deferral of compensation that may be subject to Section 409A of the Code.  Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation.  You should consult your personal tax advisor for more information on the actual and potential tax consequences of this RSU.

8.             Acknowledgement.  The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan.  Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

9.             Entire Agreement; Enforcement of Rights.  This Agreement, the Plan, the Notice and the Employment Agreement constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the shares of Stock hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

10.          Compliance with Laws and Regulations.  The issuance of shares of Stock will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

11.          Governing Law; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

11.          No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice, this Agreement and the Employment Agreement.  Participant has reviewed of the Plan, the Notice, this Agreement[ and the Employment Agreement] in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice, this Agreement[ and the Employment Agreement].  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to of the Plan, the Notice, this Agreement[ and the Employment Agreement].  Participant further agrees to notify the Company upon any change in Participant’s residence address.